Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                         For the Month of August 2000
                    Distribution Date of September 20, 2000
                            Servicer Certificate #47

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $37,279,292.27
Beginning Pool Factor                                        0.0766264

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $3,694,865.68
     Interest Collected                                    $280,762.72

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $111,768.33
Total Additional Deposits                                  $111,768.33

Repos / Chargeoffs                                         $117,267.19
Aggregate Number of Notes Charged Off                               87

Total Available Funds                                    $4,087,396.73

Ending Pool Balance                                     $33,467,159.40
Ending Pool Factor                                           0.0687907

Servicing Fee                                               $31,066.08

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,823,617.97
     Target Percentage                                          10.00%
     Target Balance                                      $3,346,715.94
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                   ($93,470.71)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.432%
Current Weighted Average Remaining Term (months):                11.72

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days           $670,384.65       441
                                 31 - 60 days          $219,422.18       148
                                 60+  days             $207,340.66        72

     Total:                                          $1,097,147.49       477

     Balances:                   60+  days             $856,833.37        72

Memo Item - Reserve Account
     Prior Month                                     $9,730,147.26
+    Invest. Income                                     $50,645.17
+    Excess Serv.                                       $42,825.54
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,823,617.97

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of August 2000

                                                                                NOTES
                                                                                                       CLASS B         CLASS C
                                       TOTAL        CLASS A - 1      CLASS A - 2     CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $37,279,292.27
Ending Pool Balance              $33,467,159.40

Collected Principal               $3,694,865.68
Collected Interest                  $280,762.72
Charge - Offs                       $117,267.19
Liquidation Proceeds/Recoveries     $111,768.33
Servicing                            $31,066.08
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $4,056,330.65

Beginning Balance                $37,279,292.29            $0.00            $0.00   $27,949,254.12   $5,032,507.39   $4,297,530.78

Interest Due                        $201,372.24            $0.00            $0.00      $147,432.32      $27,259.42      $26,680.50
Interest Paid                       $201,372.24            $0.00            $0.00      $147,432.32      $27,259.42      $26,680.50
Principal Due                     $3,812,132.87            $0.00            $0.00    $3,564,344.23     $133,424.65     $114,363.99
Principal Paid                    $3,812,132.87            $0.00            $0.00    $3,564,344.23     $133,424.65     $114,363.99

Ending Balance                   $33,467,159.42            $0.00            $0.00   $24,384,909.89   $4,899,082.74   $4,183,166.79
Note / Certificate Pool Factor                            0.0000           0.0000           0.1031          0.2877          0.2869
   (Ending Balance / Original Pool Amount)
Total Distributions               $4,013,505.11            $0.00            $0.00    $3,711,776.55     $160,684.07     $141,044.49

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $42,825.54
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $9,823,617.97
(Release) / Draw                    ($93,470.71)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of August 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     6                5               4                3               2                1
                                  Mar-00           Apr-00          May-00           Jun-00          Jul-00            Aug-00
Beginning Pool Balance       $58,106,259.40   $54,000,053.23   $49,552,250.82   $45,146,253.30   $41,138,757.63   $37,279,292.27

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $132,854.35        $78,106.69       $66,833.71      $147,950.25       $39,038.88      $117,267.19
    Recoveries                  $62,757.57        $84,134.84       $12,706.44       $35,816.44       $28,445.48      $111,768.33

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
    Total Charged Off (Months 5, 4, 3)           $292,890.65             Total Charged off (Months 1 - 6)            $582,051.07
    Total Recoveries (Months 3, 2, 1)            $176,030.25             Total Recoveries (Months 1 - 6)             $335,629.10
    Net Loss / (Recoveries) for 3 Mos            $116,860.40(a)          Net Loss/(Recoveries) for 6 Mos.            $246,421.97(c)

    Total Balance (Months 5, 4, 3)           $148,698,557.35(b)          Total Balance (Months 1 - 6)            $285,222,866.65(d)

    Loss Ratio Annualized  [(a/b) * (12)]            0.9431%             Loss Ratio Annualized [(c/d) (12)]             1.03676%

Trigger:  Is Ratio > 1.5%                                 No             Trigger:  Is Ratio > 6.0%                           No

                                                                                    Jun-00          Jul-00            Aug-00
B)   Delinquency Trigger:                                                        $1,739,579.96    $1,410,632.93      $856,833.37
     Balance delinquency 60+ days                                                     3.85321%         3.42896%         2.29842%
     As % of Beginning Pool Balance                                                   2.84841%         3.13449%         3.19353%
     Three Month Average

Trigger:  Is Average > 2.0%                              Yes

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer